Exhibit 10.1

INPIXON

2018 EMPLOYEE STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”), dated as of the __ day of ___________, 20__, is between Inpixon, a Nevada corporation (the “Company”), and ___________________ (the “Optionee”), a key employee of the Company or of a subsidiary of the Company (a “Related Company”), pursuant to the Inpixon 2018 Employee Stock Incentive Plan, as amended from time to time (the “Plan”). Any capitalized terms not otherwise defined herein shall have the meaning given to it in the Plan.

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company, par value $0.001 per share (“Common Shares”), in accordance with the provisions of the Plan;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of ________________Common Shares. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Agreement. The Option granted hereunder is intended to be an incentive stock option (“ISO”) meeting the requirements of the Plan and Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and not a nonqualified stock option (“NQSO”) [provided, however, that up to _________ of the Common Shares will be deemed to be an NQSQ, unless the Company receives stockholder approval to increase the aggregate number of ISOs available for grant in accordance with the terms of the Plan and the requirements of Section 422 of the Code].

2. Exercise Price. The exercise price of the Common Shares covered by the Option shall be $______ per share. It is the determination of the Company’s Board of Directors (the “Board”) or a committee designated by the Board administering the Plan (the “Committee”) that on the date of grant (the “Grant Date”) the exercise price was not less than the greater of (i) 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Company - a “More-Than-10% Owner”) of the “Fair Market Value” of a Common Share, or (ii) the par value of a Common Share.

3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Agreement, the Option shall expire on _____________ (the “Expiration Date”), which date is not more than ten (10) years (five (5) years in the case of a More-Than-10% Owner) from the Grant Date. The Option shall not be exercisable on or after the Expiration Date.

4. Exercise of Option. The Option shall vest and become immediately exercisable [to the extent of ____________shares on the Grant Date and to the remaining __________ shares in __________ increments on each of the first ___________ anniversary dates from the Grant Date].

5. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a) in cash, or by certified check, bank draft, or postal or express money order;

(b) through the delivery of Common Shares previously acquired by the Optionee;

(c) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d) in Common Shares newly acquired by the Optionee upon exercise of the Option (which shall constitute a disqualifying disposition with respect to this ISO); or

(e) in any combination of (a), (b), (c) or (d) above.

(f) Cashless Exercise. If elected the Optionee and permitted by the Board, the Optionee may exercise all or a portion of the Option, without a cash payment of the Exercise Price, through a reduction in the number of Common Shares issuable upon the exercise of the Option. Such reduction may be effected by designating that the number of Common Shares issuable to the Optionee upon such exercise shall be reduced by the number of Common Shares having an aggregate Fair Market Value as of the date of exercise equal to the amount of the aggregate purchase price for such exercise as to the number of Common Shares to be issued to the Optionee upon such exercise.

(g) Other Forms of Consideration. If elected the Optionee and permitted by the Board, the Optionee may exercise all or a portion of the Option (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by waiver of consideration due to the Optionee for services rendered; (iii) by a combination of the foregoing or (iv) other forms of consideration permitted by the Board and not inconsistent with the Plan.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Shares surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Common Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Common Shares.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or disability (as determined in accordance with Section 22(e)(3) of the Code) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Common Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, the Optionee shall be responsible for all employment and income taxes then or thereafter due (whether federal, State or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Committee, Common Shares) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Common Shares at exercise, withholding cash from the Optionee’s salary or other compensation or such other means as the Committee considers appropriate to the fullest extent permitted by applicable law. Nothing in the preceding sentence shall impair or limit the Company’s rights with respect to satisfying withholding obligations under Section 13 of the Plan.

6. Non-Transferability of Option. The Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.

7. Termination of Employment. If the Optionee’s employment with the Company and all Related Companies is terminated for any reason (other than death or disability or for cause as defined in the Plan) prior to the Expiration Date, then the Option may be exercised by the Optionee, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, at any time prior to the earlier of (i) the Expiration Date, or (ii) three months after such termination of employment. Any part of the Option that was not exercisable immediately before the termination of the Optionee’s employment shall terminate at that time.

8. Disability. If the Optionee becomes disabled (as determined in accordance with section 22(e)(3) of the Code) during his or her employment and, prior to the Expiration Date, the Optionee’s employment is terminated as a consequence of such disability, then the Option may be exercised by the Optionee or by the Optionee’s legal representative, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of employment at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such termination of employment. Any part of the Option that was not exercisable immediately before the Optionee’s termination of employment shall terminate at that time.

9. Death. If the Optionee dies during his or her employment and prior to the Expiration Date, the Optionee’s employment is terminated as a consequence of such death, then the Option may be exercised by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the Optionee’s death, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of his or her death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death. Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

10. Disqualifying Disposition of Option Shares. The Optionee agrees to give written notice to the Company, at its principal office, if a “disposition” of the Common Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such shares. The Optionee acknowledges that if such disposition occurs, the Optionee generally will recognize ordinary income as of the date the Option was exercised in an amount equal to the lesser of (i) the Fair Market Value of the Common Shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such shares minus the exercise price. If requested by the Company at the time of and in the case of any such disposition, the Optionee shall pay to the Company an amount sufficient to satisfy the Company’s federal, state and local withholding tax obligations with respect to such disposition. The provisions of this Section 10 shall apply, whether or not the Optionee is in the employ of the Company at the time of the relevant disposition. For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

11. Securities Matters.

(a) If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Committee shall inform the Optionee in writing of any decision to defer or prohibit the exercise of the Option. During the period that the effectiveness of the exercise of the Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee’s decision to exercise and obtain a refund of any amount paid with respect thereto.

(b) The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee’s death or disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Shares or otherwise. The Optionee specifically understands and agrees that the Common Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act or an exemption from such registration is available.

(c) The Optionee shall have no rights as a shareholder with respect to any Common Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

12. Adjustment on Changes in Capitalization.

(a) In the event of changes in the outstanding Common Shares of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number of Option Shares as to which the Option may be exercised shall be correspondingly adjusted by the Company, and the Exercise Price shall be adjusted so that the product of the Exercise Price immediately after such event multiplied by the number of Option Shares subject to this Agreement immediately after such event shall be equal to the product of the Exercise Price multiplied by the number of Option Shares subject to this Agreement immediately prior to the occurrence of such event.

(b) In the event of a Material Transaction, the unexercised portion of this Option shall be subject to Section 9 of the Plan.

(c) Any adjustment in the number of Option Shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of an Option Share would result from any such adjustment, the Company will not be required to issue such fractional Option Share but shall pay the Optionee in cash the value of such fractional Option Share.

13. Notice. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the last address the Optionee provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. By accepting this option, the Optionee consents to receive such documents by electronic delivery and if applicable, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. Governing Law. This Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and Options granted thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Incentive Stock Option Agreement as of the day and year first above written.

INPIXON

By:
Name:
Title:

OPTIONEE

Optionee:

INPIXON

2018 EMPLOYEE STOCK INCENTIVE PLAN

Notice of Exercise of Incentive Stock Option

I hereby exercise the incentive stock option granted to me pursuant to the Incentive Stock Option Agreement dated as of ______________, by Inpixon (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:

Purchase price per Share:	$

Total purchase price:	$

_____ A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $ in full/partial [circle one] payment for such Shares;

and/or

_____ B.	Enclosed is/are _____ Share(s) with a total Fair Market Value of $_________ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

_____ C.	I have provided notice to ________________[1], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

and/or

_____ D.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option. I understand that this will result in a “disqualifying disposition” as described in Section 10 of my Incentive Stock Option Agreement.

and/or

_____ E.

I elect to satisfy the payment for Shares purchased hereunder by having the Company reduce the number of Shares issuable to me equal to the number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the aggregate purchase price for such Shares under the terms of my Incentive Stock Option Agreement.

and/or

______ F.	I elect to satisfy the payment for Shares purchased hereunder by other forms of consideration: _________________________________________________________________________

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:__________________________________; and sent to:

________________________________________________________________________.

DATED: ____________ ___, 20___

Optionee’s Signature

* Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

1 Insert name of broker.